EDITED TRANSCRIPT

STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

EVENT DATE/TIME: NOVEMBER 02, 2022 / 8:30PM GMT

Exhibit 99.1

NOVEMBER 02, 2022 / 8:30PM, STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brian Moore STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Caren L. Mason STAAR Surgical Company - CEO, President & Director

Patrick F. Williams STAAR Surgical Company - CFO

C O N F E R E N C E C A L L P A R T I C I P A N T S

Anthony Charles Petrone Jefferies LLC, Research Division - Former Healthcare Analyst

Ryan Benjamin Zimmerman BTIG, LLC, Research Division - MD & Medical Technology Analyst

William John Plovanic Canaccord Genuity Corp., Research Division - Analyst

Zachary Ross Weiner Jefferies LLC, Research Division - Equity Associate

P R E S E N T A T I O N

Operator

Good day, ladies and gentlemen. Thank you for standing by. Welcome to the STAAR Surgical Third Quarter Financial Results Conference Call.(Operator Instructions) This call is being recorded today, Wednesday, November 2, 2022. At this time, I would like to turn the conference over toMr. Brian Moore, Vice President - Investor, Media Relations and Corporate Development for STAAR Surgical. Please proceed.

Brian Moore - STAAR Surgical Company - VP of Investor, Media Relations & Corporate Development

Thank you, operator, and good afternoon, everyone. Thank you for joining us on the STAAR Surgical conference call this afternoon to discuss thecompany's financial results for the third quarter, ended September 30, 2022. On the call today are Caren Mason, President and Chief ExecutiveOfficer; and Patrick Williams, Chief Financial Officer. The press release of our third quarter results was issued just after 4:00 p.m. Eastern Time andis now available on STAAR's website at www.staar.com.

Before we begin, let me quickly remind you that during the course of this conference call, the company will make forward-looking statements. Wecaution you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company'sprojections, expectations, plans, beliefs and prospects. These statements are based on judgment and analysis as of the date of this conference calland are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in theforward-looking statements. The risks and uncertainties associated with the forward-looking statements made in this conference call and webcastare described in the safe harbor statement in today's press release as well as STAAR's public periodic filings with the SEC. Except as required bylaw, STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intendto do so. In addition, to supplement the GAAP numbers, we have provided non-GAAP adjusted net income and adjusted earnings per share andsales in constant currency. We believe that these non-GAAP numbers provide meaningful supplemental information and are helpful in assessingour historical and future performance. A table reconciling the GAAP information to the non-GAAP information is included in today's press release.

Following our prepared remarks, we will open the line to questions from publishing analysts. We ask analysts limit themselves to 2 initial questions,then re-queue with any follow-ups. We thank everyone in advance for their cooperation with this process. And with that, I would now like to turnthe call over to Caren Mason, President and CEO of STAAR.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Thank you, Brian. Good afternoon, everyone, and thank you for joining us on today's call. STAAR achieved 30% net sales growth in the third quarter,which reflects strong EVO ICL unit growth in APAC and strong accelerating growth in the U.S. despite constant currency challenges and in Europe,

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NOVEMBER 02, 2022 / 8:30PM, STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

macroeconomic headwinds. In the third quarter, global ICL unit growth was up 40% year-over-year. We advanced our patient awareness, engagement,and market building initiatives for EVO in the U.S. during and subsequent to the third quarter, highlighted by media campaigns with GlobalEntertainment celebrity, Joe Jonas, and NBA Player, Max Strus, and introduced our presbyopia lens, EVO Viva, to surgeons at our experts meeting,proceeding the Annual Congress of the European Society of Cataract and Refractive Surgeons.

In China, we concluded another successful peak busy season that put EVO on track to exceed a 25% share of refractive surgery market units byyear-end. However, due to tighter COVID restrictions in China, resulting in expected delayed demand in the fourth quarter, ongoing headwinds inEurope, weakness in the yen and euro, and lower other product sales; we now anticipate total net sales will be approximately $285 million for fiscal2022, which represents $300 million adjusted for constant currency. Our fiscal 2022 outlook includes ICL sales of approximately $272 million,representing 28% year-over-year growth and other product sales of approximately $13 million.

As you know, today, it is vital that STAAR focus on the significant growth opportunities we have with our premium EVO products. At the same time,our low-margin other products business, which represents approximately 5% of sales and consists of cataract IOLs, IOL injectors and injector partshas faced increasing supply chain challenges. As a result of third-party materials and supply chain challenges that only affect our other productsbusiness, we will no longer be able to support other products as we have historically. We will continue to support customers of other productsthrough the end of 2023. As we look to fiscal 2023, despite the aforementioned challenges, we expect to achieve approximately 30% ICL salesgrowth year-over-year to approximately $355 million in total company net sales, which contemplates limited sales from other products. We seetremendous growth potential for our EVO family of lenses globally and look forward to continuing our focus, efforts, and resources on especiallylarge growth opportunities in the U.S., and Asia in 2023.

Turning back to the third quarter of 2022. For the third quarter, global ICL unit growth was up 40% year-over-year. By geography, we achievedstrong ICL unit growth; in China, up 52%; the United States, up 63%; Japan, up 40%; South Korea, up 49%; and APAC distributor markets, up 47%,all as compared to the prior year quarter. In the U.S., we are pleased with our progress in advancing the adoption of EVO lenses through patientawareness and surgeon engagement. After our August partnership announcement with singer-songwriter and actor, Joe Jonas, we launched Evobrand advertising featuring Joe in the U.S. on September 26. The campaign included targeted geographic and multichannel advertising to ourcore 21- to 35-year-old target population on YouTube, Instagram, Snapchat, TikTok, display advertising and search engine marketing.

Last month, we announced our partnership with NBA player, Max Strus, a sharp shooter for the Miami Heat. Max is another example of a personwith a myopia prescription of less than minus 5 diopters who had EVO lenses implanted and is now thrilled with his new 20/10 vision, which isbetter than 20/20. Max joins other EVO brand ambassadors in the U.S., including a top model, a TV chef, a style expert and blogger of fitness andwellness coach, and others who are helping to inform potential patients about the benefits of EVO based on their own EVO experiences. Each ofour ambassadors speaks to potential EVO patients with a unique voice that we believe will continue to build momentum and contribute to EVO'sbroad success in the U.S.

YouTube is the second most popular search engine for our target audience. In August, we launched our EVO ICL educational series on YouTube,which has now expanded to 8 videos as we added individual videos about Joe and Max's decision to choose EVO. The EVO ICL channel on YouTubeis now approaching 6 million video views. Going forward, we will continue to partner with new micro-, macro-, and celebrity EVO brand ambassadorsin the U.S. since we have experienced through our earlier partnerships that we can successfully expand our engagement with potential patients.

We are also engaging with U.S. refractive surgeons -- our goal is to accelerate education of our lens so that surgeons may increasingly transitionthe mix of vision correction options or entire practices to lens-based solutions with our EVO family of lenses. As of today, we have trained andcertified over 550 U.S. surgeons on EVO since FDA approval approximately 7 months ago. We remain on track to meet or exceed our goal of trainingand certifying 600 U.S. surgeons on EVO in 2022. Please take note that the "number of surgeons trained" is just one of the metrics we establish,manage, and measure for search and in patient engagement -- our U.S. commercial organization and STAAR management is working diligently toassist patients in their journey for visual freedom from glasses and contact lenses, and to assist surgeons in their confidence and desire to offer theEVO lens-based solution to appropriate patients seeking visual freedom. We're focused on transforming the refractive industry for qualified patientsto an EVO lens-based industry.

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NOVEMBER 02, 2022 / 8:30PM, STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

We are pleased to report accelerating unit growth in the U.S., up 63% year-over-year in the third quarter and up from 36% in Chile 100% year-over-year.Innovation and strengthening the moat around our business remains a strategic imperative for STAAR. This includes potential expansion andenhancements of our EVO lenses to new indications and execution of other R&D, clinical and regulatory pathways to get our existing andnext-generation products to market and to certified surgeons. As we look to fiscal 2023, our outlook is for a strong trajectory of growth for EVOICL, continued market share gains, prudent investment, growing earnings, and many happy new EVO ICL patients and surgeons. Patrick?

Patrick F. Williams - STAAR Surgical Company - CFO

Thank you, Caren, and good afternoon, everyone. Total net sales for Q3 2022 were $76 million, up 30% as compared to $58.4 million of net salesin Q3 2021.The 30% year-over-year increase in Q3 2022 net sales is attributable to a 32% increase in ICL sales, which represented 95% of totalcompany net sales in the quarter. On a sequential basis, Q3 2022 sales were down 6% from Q2 2022, which is similar to the year ago step down insales from Q2 to Q3. Q3 2022 reported net sales includes an approximate $4 million negative currency impact as compared to the prior year quarterdue to changes in constant currency, primarily the Japanese yen and the euro. In constant currency, net sales for Q3 2022 would have beenapproximately $80 million, up 37% year-over-year. For the 9 months ended September 30, 2022, reported net sales includes a $9 million negativeimpact from changes in constant currency, as outlined in the constant currency table in today's earnings release.

We currently anticipate approximately $65 million in net sales for Q4 2022, which contemplates tighter COVID restrictions in certain cities in China,resulting in an expected delayed demand in the fourth quarter of approximately $5 million. Ongoing headwinds in Europe of approximately $2million, weakness in the yen and euro since our August 10 Q2 earnings call of approximately $1.5 million, and lower other product sales ofapproximately $1.5 million. Turning back to Q3. Gross profit was $60.5 million or 79.5% of net sales as compared to gross profit of $45.3 million or

77.6% of net sales for Q3 2021 and $63.9 million or 78.8% of net sales for Q2 2022. The 190-basis point year-over-year increase in gross margin isdue mainly to geographic and product mix, partially offset by increased period costs associated with manufacturing progress. The sequentialincrease in gross margins 70-basis points from Q2 2022 is primarily due to geographic and product mix and decreased inventory reserves, partiallyoffset by increased period costs associated with manufacturing projects. For Q4 2022, we now expect gross margin will be approximately 80% ofnet sales.

Moving down the income statement, total operating expense for Q3 2022 was $46.8 million as compared to $37.5 million in Q3 2021, and $46.9million for Q2 2022. Taking a closer look at the components of operating expenses, G&A expense for Q3 2022 was $14 million compared to $11million for Q3 2021, and $14 million for Q2 of 2022. The year-over-year increase in G&A is due to increased compensation-related expenses, facilitycosts, and outside services. We continue to expect G&A expense will be approximately $15 million for Q4 2022. Selling and marketing expense was$23.1 million for Q3 2022 compared to $18.2 million for Q3 2021 ,and $24.2 million for Q2 2022. The increase in selling and marketing expensefrom the prior year is due to increased trade shows and sales meetings, advertising and promotional activities, travel expenses andcompensation-related expenses. The sequential decrease in selling and marketing expense from Q2 2022 is due to decreased marketing, promotionand advertising expense, partially offset by increased trade shows, sales meetings, compensation, and travel expenses. We now expect selling andmarketing expense as a percent of sales will be approximately 35% to 40% for Q4 2022.

Research and development expense was $9.6 million in Q3 2022 compared to $8.3 million for Q3 2021, and $8.6 million for Q2 2022. The year-over-yearincrease in R&D is due to increased compensation-related expenses. The sequential increase in R&D from Q2 2022 is partially due to increasedpost-approval study, clinical trial expenses. We now expect R&D expense will be approximately $10 million for Q4 2022. Operating income in Q32022 was $13.7 million or 18% of net sales as compared to $7.8 million or 13.4% of net sales for Q3 2021. We continue to expect operating marginfor fiscal year 2022 will be approximately 15%. The STAAR team continues to be proud of our ability to drive very high levels of sales growth whileexpanding profitability. For Q3 2022 net income was $10.3 million or $0.21 per diluted share compared to net income of $6 million or $0.12 perdiluted share for Q3 2021. On a non-GAAP basis, adjusted net income for Q3 2022 was $18.1 million or $0.37 per diluted share compared to adjustednet income of $10.3 million or $0.21 per diluted share for Q3 2021. A table reconciling the GAAP information to the non-GAAP information isincluded in today's financial release. We now expect our fourth quarter effective tax rate will be approximately 20%, subject to no change in ourvaluation allowance.

Turning now to our balance sheet, we implemented an investment policy for a portion of the growing cash on our balance sheet. The primaryobjective of our investment policy is capital preservation while maximizing return on investments through AAA to A- investments discussed further

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NOVEMBER 02, 2022 / 8:30PM, STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

in today's 10-Q. The investment policy resulted in STAAR shifting a portion of our cash to high-quality U.S. treasuries and commercial paper withshorter maturities. This did result in additional gains in interest income in Q3 2022. Thus, our cash, cash equivalents, and investments available forsale totaled $224.7 million as of September 30, 2022, as compared to $202.5 million at the end of Q2 2022.

In Q3 2022, we generated $24.1 million of cash from operations and invested $6.3 million in property and equipment. We remain on track to investapproximately $20 million for the full year fiscal 2022 Capex primarily to support manufacturing capacity expansion. We also continue to anticipategenerating positive cash from operations in Q4 2022 and ending the year with a higher cash, cash equivalents, and investment balance duringfiscal 2021. With regard to foreign exchange rate headwinds when compared to our initial fiscal 2022 full year revenue guidance in January of thisyear, we now estimate an approximate $15 million negative impact on full year fiscal 2022 net sales. Normalizing for these FX headwinds result inconstant currency net sales of approximately $300 million.

For fiscal 2023, as we complete our initial planning and budgeting, we currently believe we can achieve ICL net sales growth of approximately 30%year-over-year, which contemplates the continuing challenging macroeconomic environment in Europe, a lessening impact of COVID, no significantchanges to foreign exchange rates, and little to no sales from our other product business. which is more than offset by a strong trajectory of growthin the Asia and U.S. markets. Finally, including the Stephens Annual Investment Conference in Nashville, Tennessee on November 17, BTIG's VirtualOphthalmology Day on November 29, and the speaker-investor…

(technical difficulty)

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) Our first question today comes from the line of Anthony Petrone with Mizuho Group. Anthony, your line is now open.

Anthony Charles Petrone - Jefferies LLC, Research Division - Former Healthcare Analyst

Thanks and I hope everyone is doing well. I'll keep my two questions.

(technical difficulty)

So, when we look at the implied ICL guide for 4Q, it looks like $63 million to $64 million is implied and there were several headwinds called outcurrently. Just provide a little bit more color on how those headwinds is broken out, and then in terms of the implied U.S. outlook, and called out100% growth in units, but we're missing sort of how we should translate that into dollars. And then I'll have one quick follow-up on 23.

Patrick F. Williams - STAAR Surgical Company - CFO

This is Patrick, Anthony. Why don't I kick off? I think Caren might be on a -- Caren, if you get on there, please jump in. To answer your question, Itried to highlight in my prepared comments. So, you are right, what we talked about and what you described is a contribution from the otherproducts, which is our IOL legacy business. And then I did highlight in my prepared comments, we saw about $5 million of what we think is delayedrevenue related to the tighter COVID lockdowns in China, a couple of million dollars related to European macroeconomic factors, $1.5 million onthe FX side since our August 10 earnings call in Q2, and then another $1.5 million related to that as well. So, we try to bridge that gap and provideas much transparency as we could offer.

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NOVEMBER 02, 2022 / 8:30PM, STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

Anthony Charles Petrone - Jefferies LLC, Research Division - Former Healthcare Analyst

And then just the follow-up would be as we bridge for healthy growth year-over-year. Just wondering if you can provide a little bit more colorgeographically what is contemplated in that China growth, for instance, assuming we still think about the rest of the geographies, of course, U.S.is in the launch phase and then we also have headwinds in Europe. So just how should we be thinking about the geographic makeup in 2023?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Hi Anthony, this is Karen. I'm happy to be with you today. I had a little bit of a connection issue. So, with regard to looking into 2023, we believethat growth in China will still on a unit basis exceed the 30% range. We believe, as Patrick stated, this is delayed demand, largely due to the factthat the recent election has for a number of…

(technical difficulty) how COVID would be handled. It seems to be a perception that COVID might, in fact, the lockdowns might in fact be a littlemore -- (technical difficulty) of our clinics are very, very much looking forward to 2023. There is a belief that on social media has been validatedvery strong growth. We're talking way above this year's growth in terms of percentages. We expect that within 18 months, that the market sharewins. With regard to Europe, we think that's a little foggier in terms of when we expect Europe to really get out of a predictive recession. It's justwhen is demand going to be at its greatest in light of the macroeconomic trends, some of the political challenges, et cetera. But overall, we seenothing to blue sky...

Unidentified Analyst

(technical difficulty) I wanted to follow up just to start on the China comments. It could be wrong, but it seems like that's just the first time that atleast I've seen you guys kind of -- and not only delaying, but what's the base that we should look at, I guess, for that 30% growth?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Thank you, Margaret, for joining us today. (technical difficulty) with the appropriate amount of what are our Toric lenses, which continue to growin demand even above our (inaudible) growth. We already are aware where the hospitals and clinics are planning for 2023 as we plan along withthem. The reason why the fourth quarter has a question mark is because right after the election over the last week, 1.5 weeks, there have beenbehaviors by consumers and employees that you saw may have read about Foxconn, which is making people a little hesitant about how thegovernment may react to the freedom around COVID and what can happen if you happen to be in the wrong place or the wrong time with anoutbreak -- (technical difficulty) If it concerns are different than what we experienced in the other COGA challenges throughout the last 2.5 years.So, we've decided rightfully to strong 2023.

Unidentified Analyst

Okay. Great. I appreciate that color. And then let's maybe shift to the U.S. the 550, it seems like maybe you're pointing towards more of an inflectionin the back half of the year. And so, I think maybe you can tell me whether I'm right or wrong on that. And then any color on the profile of -- or justadding is an option for those that aren't eligible for Lasik or so.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So, in the United States, we believe that the enthusiasm is just beginning. So, we are training the most interested surgeons first, obviously, theones who have committed from the very beginning. Just a personal note; the other day, my husband and I went to an outstanding surgeon in SanDiego, Dr. Sandy Feldman and the entire team, and this was just on my personal visit. You can imagine that this is being replicated around theUnited States. And so, in terms of moving the business models.

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NOVEMBER 02, 2022 / 8:30PM, STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

(technical difficulty) based EVO, it varies, but we found everywhere else, including our largest markets around the world, that within 12 to 18months, you start to see some -- (technical difficulty) into 2024 and 20% by 2025. So, these are big numbers, but we believe we're going to meetthem. And we think that the rollout as... (technical difficulty)

Operator

Our next question is from the line of Bill Plovanic with Canaccord.

William John Plovanic - Canaccord Genuity Corp., Research Division - Analyst

I kind of actually just want to follow-up on Margaret's question. Could you talk about this early U.S. users. Have you been able to convert anyexclusive ways or only clinicians? And do you see practices today, especially the way only users? Do they have the infrastructure facilities todaysupport doing the procedure or they need to build those out still?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

(technical difficulty) Assuming they've never done EVO lenses even in the previous Visian type of lens. So, let's say that you are not doing a lot ofintraocular procedures. It's probably going to take you a little longer to move your practice model and your clinical confidence, than it will be forthose surgeons who are very comfortable in the eye, either having used our EVO lenses. known as Visian before, and/or sale to go from maybe notall Lasik-based to all lens base that quickly, but certainly from a mix of procedures to way more EVO – (technical difficulty) pickup and the greatestusers we currently have.

William John Plovanic - Canaccord Genuity Corp., Research Division - Analyst

That's really helpful. Thank you. As we think about Q4 and what you've spoken about China and the softness there, and setting up for '23, are thereany updates to the backlog that was existing -- and how can you use this period to we'll be able to catch up by year-end?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Yes. So, first of all, I just -- and I appreciate because we've -- we're reporting 40% growth quite often that it appears that Q4 is soft. It's not soft. We'restill looking at China a 22% to 25% growth of units. It's just not going to be 30% to 35% in the fourth quarter while we're delayed as people aretrying to figure out how this COVID challenge plays out in terms of what we expect – (technical difficulty).

William John Plovanic - Canaccord Genuity Corp., Research Division - Analyst

Okay. And then just to sneak one last one into the other products discontinuation. I know that (inaudible) (technical difficulty).

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

(technical difficulty) and injectors and injector parts. They are, at this point, very happy with STAAR's lens, but we are going to make sure, as wehave as we moved out of the Iowa business in other markets that there's a long lead time and that we're very supportive to provide inventory untilthey find alternative sources for their IOL lenses and injector parts. We're really talking about two markets and really our hope is that the ICL businesswill be even stronger in conversation in those markets where IOL business has really been not a focus for us for a long time, a bit of a downwardcycle. So, we're only going to be talking positives going forward, and we see our ICL business picking up just fine in those markets as well.

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NOVEMBER 02, 2022 / 8:30PM, STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

Operator

Enter with Jefferies. Zach, your line is open.

Zachary Ross Weiner - Jefferies LLC, Research Division - Equity Associate

I just wanted to touch on the U.S. market. It looks like looking at the Q that was released, it looks like U.S. was flat sequentially this quarter. Can youjust give some color on performance in the quarter in the U.S. and how we should be thinking about it in the fourth... (technical difficulty)

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

(technical difficulty) You take that one, I do not believe it was flat sequentially.

Patrick F. Williams - STAAR Surgical Company - CFO

You are correct. So let me go pull maybe see what you're seeing, Zack. But no, we were up actually on revenue closer to 75% year-over-year.(technical difficulty) But as Caren said in her prepared comments, we expect unit growth to be going from 66% year-over-year in Q3 to 100% inQ4. And then as you said, even as we go through 2023, continue to see even larger market share gains as we move through 2023.

Zachary Ross Weiner - Jefferies LLC, Research Division - Equity Associate

Apologies, I must have read the wrong thing. And then, I guess, just looking at -- how do you look at procedure volumes through the quarter andhow should we think about it through 2023?

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

So, as I said, we plus -- (technical difficulty) so that -- we consider that strong healthy growth.

Operator

Our next question comes from the line of Ryan Zimmerman with BTIG.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

Just a follow-up on the sector sales, and I appreciate that the units are up. But I guess, the question goes to just the fact that U.S. growth sequentiallyon the EVO launch for the U.S. in fourth quarter and just hope -- I want to check my math on that and see if that's what you're kind of expecting forthe U.S. in fourth quarter.

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

Yes. So, if you're checking math, I... (technical difficulty)

Patrick F. Williams - STAAR Surgical Company - CFO

Yes. So, there's a little bit of noise in there on the domestic side related to perhaps some Canadian in North America so you can't quite getapples-to-apples on that one. In terms of your math of looking at Q4, I would say directionally, you're headed in the right direction. As Caren has

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NOVEMBER 02, 2022 / 8:30PM, STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

said, we expect to get greater market share gains as the product is in the market longer. As a reminder, the fourth quarter that we're currently in,this is only the third quarter of commercialization and so as we've been very consistently saying we expect to see bigger gains as we move through2023, and certainly as we exit 2023, in terms of contribution from the U.S.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

Okay. Appreciate that color and the clarifications. On the Sears number, the $355 million -- I would appreciate your thoughts either Patrick or Caren,around just the impact of units versus price? And how much price you expect to pick up maybe next year as the U.S. becomes a larger proportionof sales (technical difficulty) you're guiding to on an underlying basis...

Caren L. Mason - STAAR Surgical Company - CEO, President & Director

(technical difficulty) Patrick?

Patrick F. Williams - STAAR Surgical Company - CFO

Sure. So. on that one, what I would say is that in terms of our ASP, we don't see a lot of pressure on ASPs at all because of the nature of our strategicalliances globally. We know exactly what we're going to get in terms of pricing and that's set for the forthcoming year. Where we do see a mix inASP is going to really come from either product mix, which where we see more Toric or Toric being a higher ASP, and of course, the geographymix, which is what your question was on the direct side for the U.S. Still the U.S. is a relatively small piece of the revenue contribution so it's reallynot going to move the needle that much. In fact, if you look at our revenue in the U.S., as we said, we were 66% on units and actually higher onrevenue growth year-over-year because of the higher ASP. So hopefully, that answers your question, Ryan. I think we're -- as we said, it's still arelatively small piece of the contribution. But as we move through 2023, then I think those questions will be a lot more viable in terms of modeling.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

So just a clarification then. The $355 million and the implied 30% growth essentially equates to 30%-unit growth or there is some price impact inthere as is the other sales diminish?

Patrick F. Williams - STAAR Surgical Company - CFO

Yes, we would expect a slightly higher unit growth. But I think to your point, as the U.S. is starting to come on board with a higher ASP, thatdifferential is perhaps not as great as it's been in the past when we were more concentrated with lower Asia market pricing such as China.

Ryan Benjamin Zimmerman - BTIG, LLC, Research Division - MD & Medical Technology Analyst

Okay. Appreciate for taking my question.

Operator

Thank you, Ryan. We are showing no more questions in queue. So, I would like to now turn the call back over to Caren for closing remarks...

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NOVEMBER 02, 2022 / 8:30PM, STAA.OQ - Q3 2022 STAAR Surgical Co Earnings Call

Patrick F. Williams - STAAR Surgical Company - CFO

She might have dropped off with some connectivity so I will chime in and appreciate everyone's participation today. We look forward to seeingyou at these upcoming conferences, and we appreciate your interest and investment in STAAR Surgical and the best to everyone.

Operator

That concludes today's call. Thank you for your participation. You may now disconnect your lines.

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15362846-2022-11-03T04:52:06.517

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